UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2010

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2010, AMERIGROUP Corporation, through its subsidiary, AMERIGROUP Tennessee, Inc., received an executed amendment, Amendment No. 5 (the "Amendment"), to the Contract Risk Agreement (Contract Number: FA-07-16936-00) between the State of Tennessee and AMERIGROUP Tennessee, Inc. The Amendment, among other things, establishes rates for services provided under the long-term care program, CHOICES, effective March 1, 2010 and incorporates the capitation rates for the existing programs effective for the period July 1, 2009 through June 30, 2011 into the Contract Risk Agreement. The capitation rates for the existing programs were previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on December 30, 2009.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Contract Risk Agreement or the Amendment thereto. The above description is qualified in its entirety by reference to the Contract Risk Agreement Amendment No. 5 which is filed as Exhibit 10.1 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

May 26, 2010	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 5 to TennCare Contract Risk Agreement